Consent of Virchow, Krause & Company, LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (including any amendments thereof) of our report dated October 4, 2002 included in the Company's Form 10-KSB for the fiscal year ended June 30, 2002 and to all references to our firm included in this Registration Statement (including any amendments thereof).


                                        /s/ Virchow, Krause & Company, LLP


Minneapolis, Minnesota
January 16, 2003